UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
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☒ Soliciting Material under § 240.14a-12

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Utility Customer Letter

December 3, 2014

To Our Valued Customers:

As you probably have heard, we recently announced that HEI and NextEra Energy, the nation’s leading clean energy company headquartered in Juno Beach, Florida, have agreed to combine, excluding HEI’s banking subsidiary. In a separate announcement, HEI also announced a plan to spin off its banking subsidiary, ASB Hawaii, creating an independent publicly traded company. The spinoff is contingent upon the completion of the combination of NextEra Energy with HEI.

We believe that this is a major opportunity for a stronger future for Hawaiian Electric, which includes our subsidiaries, Maui Electric and Hawai‘i Electric Light, and for customers like you, as well as our communities and state. By joining with NextEra Energy, we’re gaining a great partner and bringing together two recognized leaders in clean energy. Our combined expertise – coupled with NextEra Energy’s ability to provide additional, less expensive capital – will help us invest in and significantly accelerate the actions we’re taking to strengthen Hawai‘i’s energy infrastructure, meet our clean energy goals, lower customer bills and continue our active support of our local communities.

Overview of NextEra Energy

I’d like to provide a little background about NextEra Energy. NextEra Energy is the nation’s clean energy leader.  Its principal subsidiaries include Florida Power & Light Company (FPL), one of the largest and most well-respected electric utilities in the United States, and NextEra Energy Resources, LLC, which together with its affiliated entities (NextEra Energy Resources), is North America’s largest producer of renewable energy from the wind and sun. FPL’s highly efficient generation fleet is one of the cleanest and most modern among utilities nationwide. FPL has developed, built and operates one of the nation’s most modern grid networks and offers the highest reliability among Florida’s investor-owned utilities, ranking in the top quartile nationally, with more than 99.98 percent reliability.

Importantly, FPL’s operational excellence has supported low customer bills, including typical residential customer electric bills that are the lowest in Florida for the fifth consecutive year and approximately 25 percent lower than the national average.

NextEra Energy enjoys a longstanding reputation as a strong corporate citizen throughout the communities in which it operates. FPL was recognized by Market Strategies International as the nation’s most trusted electric utility earlier this year. It has also been recognized for an unprecedented eight consecutive years as No. 1 on the utility industry list of Fortune’s “Most Admired Companies” and was also recently named No. 1 in the sector for innovation, No. 1 for social responsibility and No. 1 for quality of products/services.

What This Combination Means for Our Business

This partnership will align two clean energy leaders that share a common vision and common goals. Both NextEra Energy and Hawaiian Electric are committed to increasing renewable energy, modernizing our grid, reducing Hawai‘i’s dependence on imported oil, integrating more rooftop solar and lowering customer bills. Hawaiian Electric continues to be committed to a clean energy future and has filed plans with the Hawai‘i Public Utilities Commission (PUC) – plans that seek to enhance Hawai‘i’s energy future by lowering electric bills, giving customers more service options and nearly tripling the amount of distributed solar, while achieving among the nation’s highest levels of renewable energy by 2030.

NextEra Energy is supportive of our plans to accomplish these goals and will be a great partner along the way.

We’re also confident that NextEra Energy’s corporate responsibility and clean energy track record, coupled with our history of active support in the local community, will allow Hawaiian Electric to further its commitment to our customers, communities and the environment.

What This Means for Customers

NextEra Energy and Hawaiian Electric are committed to ensuring that the combination delivers significant value and savings to you.  The transaction approval application will be filed within the next 60 days with the Hawai‘i PUC.  We look forward to demonstrating the measurable benefits that this transaction will offer Hawaiian Electrics customers and Hawai‘i.

Until this transaction is completed, which we estimate will occur within approximately 12 months, both companies will continue to operate as independent entities. Upon completion of the transaction, Hawaiian Electric, Maui Electric and Hawai‘i Electric Light will continue to operate under their current names and remain headquartered in Hawai‘i.  Our utilities will continue to be locally managed from our existing operating locations.

Please know that our relationship with you is very important to us, and we will continue to update you on these plans.  If you have any questions, we encourage you to visit the website www.forhawaiisfuture.com or to call our customer service representatives.

Mahalo for your continued support. We appreciate your business and we look forward to continuing to providing you with excellent service for many years to come.

Sincerely,

/s/ Alan Oshima
Alan Oshima
President & CEO
Hawaiian Electric Company

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. HEI cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and HEI does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NEE and HEI will be submitted to the shareholders of HEI for their consideration. NEE will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of HEI that also constitutes a prospectus of NEE. HEI will provide the proxy statement/prospectus to its shareholders. NEE and HEI also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which HEI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at www.forhawaiisfuture.com.

Participants In The Merger Solicitation

HEI and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from HEI shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of HEI shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about HEI’s executive officers and directors in its definitive proxy statement filed with the SEC on March 25, 2014 and in its Annual Report on Form 10-K filed with the SEC on February 21, 2014.  Additional information about HEI’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from HEI using the contact information above.